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                                                                    Exhibit 4.12

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                          TESORO PETROLEUM CORPORATION

                       SENIOR SECURED TERM LOANS DUE 2008

                        8% SENIOR SECURED NOTES DUE 2008

                          PLEDGE AND SECURITY AGREEMENT

                           Dated as of April 17, 2003

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                                TABLE OF CONTENTS

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                                                      ARTICLE I
                                       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.01.         Defined Terms..........................................................................     2

                                                     ARTICLE II
                                                  SECURITY INTEREST

SECTION 2.01.         Grant of Security Interest.............................................................     6

SECTION 2.02.         Retention of Certain Rights............................................................     8

SECTION 2.03.         Obligations Secured....................................................................     8

                                                     ARTICLE III
                                           REPRESENTATIONS AND WARRANTIES

SECTION 3.01.         Jurisdiction of Organization...........................................................     1

SECTION 3.02.         Patents................................................................................     1

                                                    ARTICLE IV.
                                                COVENANTS OF GRANTORS

SECTION 4.01.         Delivery of Instruments................................................................     1

SECTION 4.02.         UCC Article 8..........................................................................     1

SECTION 4.03.         Preservation of Value; Limitation of Liens.............................................     1

SECTION 4.04.         Defense of Collateral..................................................................     1

SECTION 4.05.         Maintenance of Insurance...............................................................     1

SECTION 4.06.         Maintenance of Perfected Security Interest; Further Documentation......................     2

SECTION 4.07.         Change of Name; Change of Jurisdiction of Organization.................................     2

SECTION 4.08.         Post Closing Collateral................................................................     3
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                                                      ARTICLE V
                                                 RIGHTS AND REMEDIES

SECTION 5.01.         Event of Default Defined...............................................................     3

SECTION 5.02.         Remedies Upon Event of Default.........................................................     3

SECTION 5.03.         Compliance With Limitations and Restrictions; No Discount..............................     5

SECTION 5.04.         Registration of Securities.............................................................     6

SECTION 5.05.         Right to Cure..........................................................................     6

SECTION 5.06.         No Impairment of Remedies..............................................................     6

SECTION 5.07.         Application of Proceeds................................................................     7

SECTION 5.08.         Foreclosure Waiver.....................................................................     7

SECTION 5.09.         Attorney-in-Fact.......................................................................     7

                                                     ARTICLE VI
                                              MISCELLANEOUS PROVISIONS

SECTION 6.01.         Notices................................................................................     7

SECTION 6.02.         Benefit of Agreement...................................................................     8

SECTION 6.03.         No Waiver; Remedies Cumulative.........................................................     8

SECTION 6.04.         Severability...........................................................................     8

SECTION 6.05.         Amendments.............................................................................     9

SECTION 6.06.         Headings...............................................................................     9

SECTION 6.07.         Governing Law..........................................................................     9

SECTION 6.08.         CONSENT TO JURISDICTION................................................................     9

SECTION 6.09.         WAIVER OF JURY TRIAL...................................................................     9

SECTION 6.10.         Successors and Assigns.................................................................    10

SECTION 6.11.         Entire Agreement.......................................................................    10

SECTION 6.12.         Survival of Agreements.................................................................    10
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SECTION 6.13.         Counterparts...........................................................................    10

SECTION 6.14.         Integration of Terms...................................................................    10

SECTION 6.15.         Effectiveness..........................................................................    10

SECTION 6.16.         Collateral Agent's Obligations.........................................................    10

SECTION 6.17.         Additional Obligors....................................................................    10

                                      iii

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EXHIBITS:         A        Joinder Agreement

                  B        Control Agreement

SCHEDULES:        I        Intellectual Property

                                       i

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                  This SECURITY AND PLEDGE AGREEMENT, dated as of April 17,
2003, (this "Agreement") is entered into by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), CERTAIN SUBSIDIARIES OF THE COMPANY (each a "Grantor" and together with the Company, the "Grantors") and WILMINGTON TRUST COMPANY, as Collateral Agent (together with its successors in such capacity, the "Collateral Agent").

                                    RECITALS

         1. The Company intends to borrow $200,000,000 in principal amount of Term Loans (the "Initial Term Loans") under the Term Loan Agreement dated as of April 17, 2003 (the "Term Loan Agreement") by and among the Company, the other Grantors, the lenders from time to time party thereto, the Administrative Agent (together with its successors in such capacity, the "Administrative Agent") and Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and syndication agent.

         2. The Company intends to issue $375,000,000 in principal amount of 8.00% Senior Secured Notes due April 15, 2008 (the "Initial Notes") pursuant to the Indenture dated as of April 17, 2003 (the "Indenture") by and among the Company, the other Grantors and The Bank of New York, as Trustee (together with its successors in such capacity, the "Trustee").

         3. Pursuant to the Term Loan Agreement, each Grantor (other than the Company) guarantees payment of the Initial Term Loans and all other Term Loan Obligations (the "Term Loan Guarantees"). Pursuant to the Indenture, each Grantor (other than the Company) guarantees payment of the Initial Notes and all other Note Obligations (the "Note Guarantees").

         4. The Term Loan Agreement and Indenture require the Company and the other Grantors to secure payment of the Initial Term Loans and the Initial Notes and other Secured Obligations, Equally and Ratably, by security interests in the Collateral. Without providing any commitments to the Company as to the funding of any future indebtedness, the Term Loan Agreement and Indenture permit the Company from time to time to incur Indebtedness which it is otherwise permitted to incur under the Term Loan Agreement and Indenture in the form of additional Term Loans borrowed under the Term Loan Agreement or additional Notes issued under the Indenture (or both) and to secure such additional Term Loans and additional Notes, Equally and Ratably with the Initial Term Loans and the Initial Notes, by such security interests in the Collateral, up to an aggregate principal amount (including the Initial Term Loans and the Initial Notes) not exceeding $725,000,000 at any one time outstanding.

         5. The Term Loan Agreement and Indenture further require that such security interests in the Collateral be granted pursuant to the Security Documents to a collateral agent acting for the benefit of the holders of Term Loans, Notes and other Secured Obligations. This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such security interests and all related rights, interests and powers as agent for, and for the benefit exclusively of, the present and future holders of the Term Loans, Notes and other Secured Obligations.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               ARTICLE I

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.01.     Defined Terms.

         (a) Capitalized terms used in this Agreement that are defined in the Term Loan Agreement and Indenture and not otherwise defined herein shall have the meanings set forth in the Term Loan Agreement and Indenture.

         (b) All capitalized terms used in this Agreement that are defined in Article 9 of the UCC, as in effect on the date of this Agreement in the State of California, and not otherwise defined herein shall have the meanings therein set forth.

         (c)      The following terms shall have the following meanings:

         "Associated Leased Terminals" means any terminals or any other facilities at which any inventory is stored or distributed that are leased by any Grantor and that are necessary for or used in connection with the operation, use or maintenance of any of the Existing Refineries.

         "Collateral" has the meaning given in Section 2.01 of this Agreement.

         "Credit Facility Collateral" means, at any time in respect of any Credit Facility:

         (1) all now owned and hereafter acquired inventory (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction), all documents (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction) related thereto and all rights under any existing or future policy of property loss or casualty insurance on such inventory;

         (2) all now owned and hereafter acquired rights to payment from inventory sold or leased and services rendered (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments, each as defined in Article 9 of the UCC in effect in any applicable jurisdiction, and whether or not such rights to payment constitute Indebtedness or conform to the underlying contract), together with
(i) all rights in and to any merchandise or goods which such rights to payment may represent, whether as returned or repossessed goods or otherwise; and (ii) all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment;

         (3) all now owned and hereafter acquired money, deposit accounts (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction) and deposits therein and Cash Equivalents (whether held directly or in securities accounts (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction)), except (i) the Asset Sale Proceeds Account and

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deposits therein and (ii) money, deposit accounts, deposits and Cash Equivalents
(whether held directly or in securities accounts) constituting identifiable proceeds of Collateral;

         (4) all now owned and hereafter acquired rights to payment constituting intercompany debt obligations (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments, and whether or not such rights to payment constitute Indebtedness), together with all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment; provided, however, that such intercompany debt obligations shall not include (x) Specified Intercompany Debt, (y) any Liens, letters of credit, insurance, guarantees and other obligations securing or supporting Specified Intercompany Debt or (z) any cash or non-cash proceeds of Specified Intercompany Debt;

         (5) all now owned and hereafter acquired rights under contracts and other general intangibles, but only to the extent necessary, used or useful in (i) the collection, sale or other disposition of the rights to payment described in clause (2) above or (ii) the processing, shipment (including any rights of stoppage in transit), offtake, storage, completion, supply, lease, sale or other disposition (collectively, "Inventory Disposition Actions") of inventory which is owned or has been sold as of the date of any such Inventory Disposition Action; and

         (6) all cash and non-cash proceeds (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction) of the foregoing.

         "Excluded Assets" means:

         (1)      Credit Facility Collateral;

         (2) any lease of premises used only as office space or to warehouse inventory;

         (3) all easements, rights-of-way, licenses and other real property interests for or pertaining to the construction, operation, use or maintenance of any pipeline over, upon or under land owned by another;

         (4) the fixtures and equipment of any pipeline and the Capital Stock of Tesoro High Plains Pipeline Company if, to the extent that and for as long as (i) the ownership or operation of such pipeline is regulated by any federal or state regulatory authority and (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment or such Capital Stock, respectively, is prohibited or a security interest in such fixtures and equipment or such Capital Stock, respectively, may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, however, that (a) such fixtures and equipment or such Capital Stock, respectively, will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as the such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required

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regulatory approval; and (b) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures, equipment or Capital Stock that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents;

         (5) with respect to personal property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as
(i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity; provided, however, that (a) such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (b) the proceeds of any sale, lease or other disposition of any such lease, license, interest, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents;

         (6) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as the grant of a security interest therein (i) requires a third party consent or
(ii) constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed; provided, however, that such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement;

         (7)      all trademarks;

         (8)      the Marine Services Business;

         (9)      the Retail Properties; and

         (10) (a) other property in which a security interest cannot be perfected by the filing of a financing statement under the UCC and (b) without duplication, motor vehicles, that have, in the aggregate for all such property and motor vehicles, a fair market value (as determined in good faith by the Company) not exceeding $10,000,000.

         "Existing Refinery" means any of the six refineries and connected terminal assets owned on the date hereof by any Grantor and located in or near Martinez, California, Anacortes, Washington, Kenai, Alaska, Kapolei, Hawaii, Mandan, North Dakota, and Salt Lake City, Utah.

         "Joinder Agreement" means an agreement substantially in form of Exhibit A hereto.

         "Marine Services Business" means (1) all assets involved in the marketing and distribution of petroleum products and provision of logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico, including, without limitation, the 15 terminals located on the Texas and Louisiana coast and all related tugboats, barges and trucks, provided that such assets are owned by either entity referred to in clauses (2) or (3) of this definition and such assets are located on or near either the Texas or Louisiana coast, (2) the Capital Stock of Tesoro Marine Services Holding Company and (3) the membership interests of Tesoro Marine Services, LLC; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

         "Owned Terminals" means the two terminals owned on the date hereof by any Grantor and located in Burley, Idaho and Boise, Idaho.

         "Pledged Securities" means the Capital Stock designated as follows: (i) a certificate issued by Tesoro Alaska Pipeline Company to the Company representing all shares of common stock of such issuer; (ii) a certificate issued by Kenai Pipe Line Company to Tesoro Alaska Company representing all shares of common stock of such issuer; and (iii) a certificate issued by Tesoro High Plains Pipeline Company to the Company representing two thirds of all shares of common stock of such issuer.

         "Pipelines" means collectively (1) the pipelines serving and connected to the Existing Refineries on the date hereof, which are a 71-mile pipeline from the Kenai refinery to Anchorage, Alaska, a 24-mile pipeline from Swanson River Field to the Kenai refinery, a 23-mile pipeline system connected to the Kapolei refinery and a 700-mile pipeline system in North Dakota and Montana, or (2) any other pipeline acquired at any time after the date hereof by any Grantor to serve and that is connected to any of the Existing Refineries.

         "Retail Properties" means all assets directly related to the retail sale of gasoline and diesel fuel in retail markets in the mid-continental and western United States (including Alaska and Hawaii), including, without limitation, all related gas stations, convenience stores, merchandise items, tow trucks, auto maintenance facilities, oil change facilities, and car washes; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

         "Securities Laws" has the meaning given in Section 5.02(c) of this Agreement.

         "Specified Intercompany Debt" means (1) intercompany Indebtedness resulting from the declaration of a dividend or a debt distribution on account of Capital Stock of a Subsidiary of the Company or a redemption, reclassification or recapitalization of the Capital Stock of any such Subsidiary and (2) intercompany Indebtedness resulting from the funding of proceeds of any transaction raising capital (whether by the issuance of debt or equity) for the Company or any Subsidiary of the Company as an intercompany loan to the Company or any such Subsidiary (other than the funding of proceeds of any extension of credit or borrowing under a Credit Facility), in each case, whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments.

                                   ARTICLE II

                                SECURITY INTEREST

SECTION 2.01. Grant of Security Interest. To secure the timely payment and performance in full of its Secured Obligations, whether now outstanding or hereafter acquired, each Grantor does hereby assign, grant and pledge to the Collateral Agent, for the benefit of the Secured Parties, as of the date hereof (or in the case of the property consisting of the Capital Stock of Tesoro High Plains Pipeline Company, or any property referred to below that is owned by Tesoro High Plains Pipeline Company, promptly upon the receipt of any necessary approval required of the North Dakota Public Service Commission) all the estate, right, title and interest of such Grantor in, to and under the following property (all of the collateral described in clauses (a) through (i) being herein collectively referred to as the "Collateral"), including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the Collateral, (2) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (3) all claims of each Grantor for damages arising out of or for breach of or default under the agreements assigned, granted or pledged to the Collateral Agent or any other Collateral, (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any agreements assigned, granted or pledged to the Collateral Agent to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (5) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily:

         (a) the fixtures and equipment comprising or used or useful for or in connection with the Existing Refineries;

         (b) the fixtures and equipment comprising or used or useful for or in connection with the Owned Terminals;

         (c) all fixtures or equipment acquired at any time after the date hereof by the Company or any Grantor (i) located on, or contiguous to or connected with and in reasonable proximity to, any of the Existing Refineries or Owned Terminals and (ii) necessary, used or useful for or in connection with the ownership, expansion, operation, use or maintenance of any of the Existing Refineries or Owned Terminals and (b) any owned or acquired interest in leases or contracts with governmental authorities, where such leases or contracts are in real estate in navigable waters contiguous to or connected with and in reasonable proximity to any of the Existing Refineries or Owned Terminals;

         (d) all fixtures and equipment at any time owned or acquired by any Grantor comprising or acquired for use with the Pipelines;

         (e) (A)(1)all of the indebtedness or other obligations of Tesoro Alaska Pipeline Company, Kenai Pipe Line Company and each additional Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company at any time owed to each Grantor and (2) 66 2/3% of the indebtedness or other obligations of Tesoro High Plains Pipeline Company owed to each Grantor and (2) the interests at any time owned or acquired of each Grantor in respect of all of the Capital Stock of each of Tesoro Alaska Pipeline Company, Kenai Pipe Line Company and each additional Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company) and 66 2/3% of the Capital Stock of Tesoro High Plains Pipeline Company, including the following rights and interests in respect thereof:

                  (i) the rights to receive income, gain, profit, dividends and other distributions allocated or distributed to any Grantor in respect of or in exchange for all or any portion of such Capital Stock;

                  (ii) each Grantor's capital or ownership interest, including capital accounts in respect thereof;

                  (iii) each Grantor's voting rights in or rights to control or direct the affairs in respect thereof;

                  (iv) all other rights, title and interest therein or thereto or derived therefrom;

                  (v) all rights of any Grantor to terminate, amend, supplement, modify, or cancel, take actions under, to compel performance under and otherwise exercise all remedies under the certificate of incorporation, by-laws or other organizational documents in respect thereof; and

                  (vi) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof, including the Pledged Securities, and any interest of each Grantor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests;

         (f) all fixtures and equipment at any time owned or acquired by any Grantor located at any of the Associated Leased Terminals;

         (g) all general intangibles (including patents, copyrights, trade secrets and other intellectual property, whether owned or licensed, customer and supplier contracts, drawings, plans, books and records, employment, consulting, operating, maintenance or services agreements and other contractual rights, public and private licenses, permits, franchises, powers, authorities, pollution or environmental credits and allowances, goodwill and other intangible property of every type or description) at any time owned or acquired by any Grantor necessary, used or useful for or in connection with, or in any respect related, incidental or ancillary to, the ownership, expansion, operation, use, maintenance or sale or other disposition of any of the Existing Refineries, the Owned Terminals, the Associated Leased Terminals or the Pipelines;

         (h) all rights to payment at any time owned or acquired by any Grantor constituting Specified Intercompany Debt; and

         (i) each Asset Sale Proceeds Account and all deposits therein and interest thereon and investments thereof, and all property of every type and description in which any proceeds of any Sale of Collateral or other disposition of Collateral are invested or upon which the Collateral Agent is at any time granted, or required to be granted, a Lien to secure the Secured Obligations as set forth in Section 5.10 of the Term Loan Agreement, Section 4.10 of the Indenture or in clause (3) of the proviso in the definition of "Asset Sale"; and

         (j)      all proceeds of any of the foregoing;

provided, that the Collateral will not at any time include any property that is, at such time, an Excluded Asset.

SECTION 2.02. Retention of Certain Rights. So long as the Collateral Agent has not exercised remedies with respect to the Collateral under this Agreement or any other Security Document upon the occurrence and during the continuance of an Event of Default, each Grantor reserves the right to exercise all voting and other rights with respect to the Collateral (except as limited by the Security Documents) and to receive all income, dividends and other distributions from the Collateral (except as limited by the Security Documents); provided that no vote shall be cast, right exercised or other action taken which could materially impair the Collateral.

SECTION 2.03. Obligations Secured. Each Grantor hereby agrees that the Collateral shall secure, Equally and Ratably, all of the Term Loan Obligations and the Note Obligations of such Grantor (including, in the case of the Company, all of its present and future liability under or for the Terms Loans (including Additional Term Loans) or Notes (including Additional Notes) or any other Secured Obligation, and, in the case of each other Grantor, all of its present and future liability under the Term Loan Guarantees or the Note Guarantees or for any other Secured Obligation) and further agrees that the security interest granted hereby grants the Collateral Agent, for the benefit of Secured Parties, a first priority security interest (subject to Permitted Prior Liens) on the Collateral.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Jurisdiction of Organization. On the date hereof, such Grantor's jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule I. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

SECTION 3.02. Patents. Schedule II lists all rights, priorities and privileges relating to patents and patent applications that constitute Collateral (other than such interests in respect of which Grantor is a licensee) owned by such Grantor in its own name on the date hereof.

                                  ARTICLE IV.

                              COVENANTS OF GRANTORS

SECTION 4.01. Delivery of Instruments. All Collateral consisting of Capital Stock of Pipeline Subsidiaries will be represented by certificated securities and each Grantor shall deliver all promissory notes and other instruments evidencing or representing any Collateral to the Collateral Agent for the benefit of the Secured Parties as security for all of the Secured Obligations, accompanied by duly executed instruments of transfer or assignment in blank.

SECTION 4.02. UCC Article 8. To the extent that any Capital Stock of any Pipeline Subsidiary constitutes membership or partnership interests, the Grantor owing such interests shall elect for such securities to be governed by Article 8 of the UCC and any limited liability company agreement or partnership agreement of such Pipeline Subsidiary, as the case may be, shall explicitly state that such interests in such Pipeline Subsidiary are securities governed by Article 8 of the UCC. Each Grantor shall cause the Capital Stock of each Pipeline Subsidiary owned by it to be evidenced by and remain "certificated securities" as defined in Article 8 of the UCC.

SECTION 4.03. Preservation of Value; Limitation of Liens. No Grantor shall take any action in connection with the Collateral which would impair in any material respect the interests or rights of the Collateral Agent therein or with respect thereto.

SECTION 4.04. Defense of Collateral. Each Grantor shall defend its title to the Collateral against the claims and demands of all Persons whomsoever.

SECTION 4.05.     Maintenance of Insurance

         (a) Except to the extent that the requirements in respect of insurance are inconsistent with those set forth in this Section, Each Grantor shall maintain, with financially sound and reputable companies, insurance on all its property in such amounts, subject to deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Company will furnish to the Collateral Agent (for distribution to any Secured Party) upon request full information as to the insurance carried. In the event any Grantor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligation or resulting Default, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute part of the Secured Obligations payable as provided in the Term Loan Agreement or the Indenture, as applicable.

         (b) All such insurance shall (i) provide that no cancellation thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent, provided insurance provided by or through Oil Insurance Limited shall not be subject to the requirements of clause
(i) above.

SECTION 4.06.     Maintenance of Perfected Security Interest; Further
                  Documentation.

     Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having a first priority security interest (subject to Permitted Prior Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (a) Each Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         (b) Each Grantor shall at the expense of such Grantor execute and deliver such instruments and documents as may be required by the Collateral Agent or applicable legal requirements to maintain a first priority perfected security interest (subject to Permitted Prior Liens) in the Collateral.

         (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the UCC as in effect in any applicable jurisdiction) with respect thereto.

SECTION 4.07.     Change of Name; Change of Jurisdiction of Organization.

         (a) Each Grantor shall give the Collateral Agent at least 30 days prior written notice before such Grantor changes its name, jurisdiction of organization or entity type.

SECTION 4.08.     Post Closing Collateral.

     The Company shall at the Company's expense within 30 days after the Closing Date duly execute and deliver to the Collateral Agent, a Control Agreement in respect of an Asset Sale Proceeds Account and shall take such other actions which are necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent acting on behalf of the Secured Parties a valid and perfected first priority security interest in such Asset Sale Proceeds Account. Concurrently with the execution and delivery of such Control Agreement, the Company shall provide the Collateral Agent with an Opinion of Counsel in form and substance satisfactory to the Collateral Agent.

                                   ARTICLE V

                               RIGHTS AND REMEDIES

SECTION 5.01. Event of Default Defined. The occurrence of an Event of Default under the Term Loan Agreement or the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Collateral or governmental body, shall constitute an Event of Default hereunder.

SECTION 5.02.     Remedies Upon Event of Default.

         (a) During any period during which an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to (but shall be under no obligation to), directly or by using an agent or broker do any of the following:

                  (i) proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;

                  (ii) cause all revenues hereby pledged as security and all other moneys and other property pledged hereunder to be paid and/or delivered directly to it, and demand, sue for, collect and receive any part or all of such moneys and property;

                  (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Secured Obligations of any Grantor, or rights included in the Collateral, or for specific enforcement of any covenant or agreement contained herein, in the Term Loan Agreement or in the Indenture or under the agreements assigned, granted or pledged to the Collateral Agent, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

                  (iv) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Secured Obligations of any Grantor are issued or secured;

                  (v) in connection with any acceleration and foreclosure, vote or exercise any and all of Grantors' rights or powers incident to its ownership of the Capital Stock and interests referred to in clause
         (d) of the definition of Collateral herein;

                  (vi) subject to clause (b) of this Section 5.02, sell, lease or otherwise dispose of any or all of the Collateral, in one or more transactions, at such prices as the Collateral Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell, lease or otherwise dispose of, or of time or place of disposition (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Collateral Agent may be a purchaser or lessee on behalf of the Secured Parties or on its own behalf at any such sale and that the Collateral Agent or anyone else who may be the purchaser, lessee or recipient for value of any or all of the Collateral so disposed of shall, upon such disposition, acquire all of any Grantor's rights therein. The Collateral Agent may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the same, and such sale may, without further notice or publication, be made at any time or place to which the same may be so adjourned;

                  (vii) incur expenses, including reasonable attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;

                  (viii) perform any obligation of any Grantor hereunder or under any other Security Document, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses;

                  (ix) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any site where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, either separately from or in conjunction with the other Collateral necessary or useful to such renovated Collateral, collect all rents and income from the Collateral and apply the same to the payment or performance of the Secured Obligations of any Grantor;

                  (x) make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any Collateral; and

                  (xi) secure the appointment of a receiver of the Collateral or any part thereof, without notice to any Grantor.

         (b) If, pursuant to applicable law, prior notice of any action described in Section 5.02(a) is required to be given to a Grantor, such Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum is specified, ten Business Days, shall be deemed a reasonable notice period.

         (c) The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws (collectively, the "Securities Laws"), the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral constituting "securities," however defined in the Securities Laws, to limit purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without the restrictions applicable to a private sale and waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, provided that such private sale is conducted in a commercially reasonable manner.

         (d) Any action or proceeding to enforce this Agreement or any agreement under the agreements assigned, granted or pledged to the Collateral Agent may be taken by the Collateral Agent either in a Grantor's name or in the Collateral Agent's name, as the Collateral Agent may deem necessary.

         (e) All rights of marshaling of assets of any Grantor, including any such right with respect to the Collateral, are hereby waived by each Grantor.

         (f) The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to
Section 5.02(a) conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have obtained at a public sale or was less than the aggregate amount of the Secured Obligations of the Grantor, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided, that such private sale is conducted in a commercially reasonable manner.

SECTION 5.03. Compliance With Limitations and Restrictions; No Discount. Each Grantor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable legal requirements, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to such Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 5.04. Registration of Securities. If the Collateral Agent shall decide to exercise its right to sell any or all of the Collateral, and if, in the reasonable opinion of counsel to the Collateral Agent, it is necessary to have such Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Laws, each Grantor will execute and deliver, all at such Grantor's expense, all such instruments and documents which, in the opinion of the Collateral Agent, are necessary to register or qualify such Collateral, or that portion thereof to be sold, under the provisions of the Securities Laws. Each Grantor will execute and will use commercially reasonable efforts to cause any registration statement relating thereto to become effective and to remain effective for a period of not less than six months from the date of the first public offering of such Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to any related prospectus or similar document which, in the reasonable opinion of the Collateral Agent, are necessary, all in conformity with the Securities Laws applicable thereto. Without limiting the generality of the foregoing, each Grantor agrees to comply with the applicable provisions of the securities or "Blue Sky" laws of any jurisdiction(s) which the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act.

SECTION 5.05. Right to Cure. In addition to the foregoing remedies, the Collateral Agent may, but shall not be obligated to, cure any Event of Default and incur reasonable fees, costs and expenses in doing so, in which event the Company shall immediately reimburse the Collateral Agent within 10 days after demand for all such fees, costs and expenses, together with interest thereon at the Default Rate from the date payable until the date repaid in full.

SECTION 5.06. No Impairment of Remedies. If the Collateral Agent may, under applicable legal requirements, proceed to realize its benefits under this Agreement, either by judicial foreclosure or by non-judicial sale or enforcement, the Collateral Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of the Collateral Agent under this Agreement. If, in the exercise of any of such rights and remedies, the Collateral Agent shall forfeit any of its rights or remedies, including any right to enter a deficiency judgment against such Grantor or any other Person, whether because of any applicable legal requirements pertaining to "election of remedies" or the like, such Grantor hereby consents to such action by the Collateral Agent and, to the extent permitted by applicable legal requirements, waives any claim based upon such action, even if such action by the Collateral Agent shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which such Grantor might otherwise have had but for such action by the Collateral Agent or the terms herein. Any election of remedies which results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to any of the Security Documents shall not, to the extent permitted by applicable legal requirements, impair such Grantor's obligation hereunder. In the event the Collateral Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by legal requirements or this Agreement, the Collateral Agent may bid all or less than the amount of the Secured Obligations. To the extent permitted by applicable legal requirements, the amount of the successful bid at any such sale, whether the Collateral Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations.

SECTION 5.07. Application of Proceeds. Upon the occurrence and during the continuation of an Actionable Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied in accordance with Section 2.6 of the Collateral Agency Agreement. Each Grantor shall remain liable for any deficiency.

SECTION 5.08. Foreclosure Waiver. To the extent permitted by legal requirements, each Grantor waives the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for its Secured Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between any Grantor, the Collateral Agent and the Secured Parties. Each Grantor further agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Secured Obligations or any part thereof, or to exercise any other remedy against any Grantor or any other Person, any security or any guarantor, even if the effect of that action is to deprive such Grantor of the right to collect reimbursement from any Person for any sums paid by such Grantor to the Collateral Agent or any Secured Party.

SECTION 5.09. Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise from time to time in the Collateral Agent's discretion, if an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument to enforce all rights of such Grantor with respect to the Collateral, including the right to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of the Grantor or, at the option of the Collateral Agent, in the name of the Collateral Agent, with the same force and effect as the Grantor could do if this Agreement had not been made. Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section
5.08 is irrevocable and coupled with an interest.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

SECTION 6.01. Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

         If to the Collateral Agent:  Wilmington Trust Company
                                      Attention: Mary St. Amand
                                      Assistant Vice President
                                      Corporate Trust Administration

                                      1100 North Market Street
                                      Wilmington, Delaware  19890
                                      Phone:  302-636-6436
                                      Fax:  302-636-4145

         If to the Company
         or any Grantor:              Tesoro Petroleum Corporation
                                      300 Concord Plaza Drive
                                      San Antonio, Texas 78216-6999
                                      Attention: Finance Department
                                      Phone:  210-828-8484
                                      Fax:  210-283-2080

Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to the Collateral Agent shall be effective until received by such Person. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

SECTION 6.02. Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto, the Secured Parties, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

SECTION 6.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Term Loan Document or Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Collateral Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Term Loan Documents or Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

SECTION 6.04. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 6.05. Amendments. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and in accordance with the Collateral Agency Agreement.

SECTION 6.06. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 6.07. Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND MATTERS RELATING TO THE CREATION, VALIDITY, PERFECTION, EFFECT OF PERFECTION OR NON-PERFECTION, PRIORITY OR ENFORCEMENT OF THE LIEN OF, AND SECURITY INTERESTS CREATED BY, THIS AGREEMENT UPON THE COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE RULES OF CONFLICT OF LAW (OTHER THAN SECTION 410.40 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE), EXCEPT TO THE EXTENT THAT PURSUANT TO THE PROVISIONS OF THE MORTGAGES OR MANDATORY CHOICE OF LAW PROVISIONS THE PERFECTION, EFFECT OF PERFECTION OR NON-PERFECTION OR PRIORITY OF THE LIEN AND SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN CALIFORNIA.

SECTION 6.08. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER TERM LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.01; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT EACH PARTY THERETO (INCLUDING EACH BENEFICIARY HEREOF) RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 6.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TERM LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND

REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.09 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TERM LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 6.10. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, provided that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Collateral Agent (which consent may be withheld in its sole discretion).

SECTION 6.11. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

SECTION 6.12. Survival of Agreements. All agreements, covenants, representations and warranties made herein shall survive the execution and delivery of this Agreement.

SECTION 6.13. Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6.14. Integration of Terms. This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto.

SECTION 6.15. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Grantor and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 6.16. Collateral Agent's Obligations. The performance by the Collateral Agent of its obligations under this Agreement and the exercise of its rights hereunder is subject in all respects to the provisions of the Collateral Agency Agreement.

SECTION 6.17. Additional Obligors. The Company will cause each Subsidiary of the Company that becomes a Grantor or is required to become a party to this Agreement under Section 5.17 of the Term Loan Agreement and Section 4.17 of the Indenture to become party to this Agreement, for all purposes of this Agreement on the terms set forth herein applicable to a

Grantor, by causing such Subsidiary to execute and deliver to the parties hereto a Joinder Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as a Grantor as of the date hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed by their member or officer thereunto duly authorized, as of the day and year first written above.

                                      TESORO PETROLEUM CORPORATION

                                      By: /s/ GREGORY A. WRIGHT
                                          --------------------------------------
                                          Name:  Gregory A. Wright
                                          Title: Senior Vice President and Chief
                                          Financial Officer

                       (signatures continue on next page)

[Security Agreement]

                                      THE GUARANTORS:
                                      DIGICOMP INC.
                                      KENAI PIPE LINE COMPANY
                                      SMILEY'S SUPER SERVICE, INC.
                                      TESORO ALASKA COMPANY
                                      TESORO ALASKA PIPELINE COMPANY
                                      TESORO AVIATION COMPANY
                                      TESORO GAS RESOURCES COMPANY, INC.
                                      TESORO HAWAII CORPORATION
                                      TESORO HIGH PLAINS PIPELINE COMPANY
                                      TESORO MARINE SERVICES HOLDING COMPANY
                                      TESORO MARINE SERVICES, LLC
                                          By: Tesoro Marine Services Holding
                                          Company, as sole member
                                      TESORO MARITIME COMPANY
                                      TESORO NORTHSTORE COMPANY
                                      TESORO PETROLEUM COMPANIES, INC.
                                      TESORO REFINING AND MARKETING COMPANY
                                      TESORO TECHNOLOGY COMPANY
                                      TESORO TRADING COMPANY
                                      TESORO VOSTOK COMPANY
                                      TESORO WASATCH, LLC
                                          By: Tesoro Petroleum Corporation, as
                                          sole member

                                      Executing this Agreement as Senior Vice
                                      President and Chief Financial Officer and on behalf of and so as to bind, each of the Persons named above under the caption "The Guarantors"

                                      By: /s/ SHARON L. LAYMAN
                                          --------------------------------------
                                          Name: Sharon L. Layman,
                                                Vice President and Treasurer

                       (signatures continue on next page)

[Security Agreement]

                                      THE GUARANTORS:
                                      FAR EAST MARITIME COMPANY
                                      GOLD STAR MARITIME COMPANY
                                      TESORO FINANCIAL SERVICES
                                      HOLDING COMPANY
                                      VICTORY FINANCE COMPANY

                                      Executing this Agreement as Vice President and Treasurer and on behalf of and so as to bind, each of the Persons named above under the caption "The Guarantors"

                                      By: /s/ G. SCOTT SPENDLOVE
                                          --------------------------------------
                                          Name: G. Scott Spendlove
                                                Attorney in Fact


                [Pledge and Security Agreement - Signature Page]

                                      WILMINGTON TRUST COMPANY,
                                      as Collateral Agent

                                      By: /s/ MICHAEL W. DIAZ
                                          --------------------------------------
                                          Name: Michael W. Diaz
                                          Title: Authorized Signer

                       (signatures continue on next page)

[Collateral Agency Agreement]

                                   Schedule I

                              Assignment of Patents

-------------------------------------------------------------------------------------------------------------------
                                                                   Filing Date/Serial           Registration Date/
        Owner                                Type                         Number                Registration Number
-------------------------------------------------------------------------------------------------------------------
Tesoro Alaska Company           "Analog Hall-Effect                      5/16/94                      6/10/97
                                Liquid Level Detector and Method"        245,142                     5,636,548
-------------------------------------------------------------------------------------------------------------------

                [Pledge and Security Agreement - Signature Page]

                                                                       EXHIBIT A
                                                       to the Security Agreement

Wilmington Trust Company,
as Collateral Agent
1100 North Market Street
Wilmington, Delaware 19890
Attention: Mary St. Amand,
Corporate Trust Administration

                                JOINDER AGREEMENT

                  The undersigned, [INSERT OBLIGOR'S NAME], a [INSERT DESCRIPTION OF OBLIGOR], hereby agrees to become party to the Pledge and Security Agreement dated as of April 17, 2003 (the "Security Agreement"), by and among Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), the subsidiaries of the Company party thereto, and Wilmington Trust Company, as Collateral Agent, for all purposes thereof on the terms set forth therein applicable to a "Grantor", as defined therein, and to be bound by the terms of the Security Agreement as fully as if the undersigned had executed and delivered the Security Agreement as a Grantor thereunder as of the date thereof. The undersigned hereby assigns, grants and pledges to the Collateral Agent all of the estate, right, title and interest of such Grantor the Collateral to secure the timely payment and performance in full of its Secured Obligations, whether now outstanding or hereafter acquired.

                  The provisions of Article VI of the Security Agreement shall apply with like effect to this Joinder.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of ___________________, 20____.

                                      [______________________________________]

                                      By: ______________________________________
                                          Name:
                                          Title: